CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption
"Experts" in Amendment No.     2 to     the Registration
Statement on Form S-3 and related Prospectus of America
Online, Inc. for the registration of    377,716 shares of
its common stock and to the incorporation by reference therein of
our report dated   September 10, 1997    , with respect to
the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended
June 30,    1997    , filed with the Securities and Exchange
Commission.


                                       /s/ Ernst & Young
                                       ERNST & YOUNG LLP

Vienna, Virginia
   November 20,     1997